Exhibit 5.1

REEDER & SIMPSON P.C.

RRE Commercial Center P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +692 625 3602 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	R. Simpson 8 Karaiskaki St., Moschaton 183 45 Athens, Greece Telephone: +30 210 941 7208 Fax: +30 210 941 4790 E-mail: simpson@otenet.gr Mobile phone: +30 6945 465 173 July 21, 2005

Seaspan Corporation

Attn: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong

China

Re:	Seaspan Corporation– Registration Statement on Form F-1

Ladies and Gentlemen:

I have acted as Marshall Islands counsel to Seaspan Corporation, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-1 (No. 333-                    ) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance and sale by the Corporation of up to 32,855,500 common shares (the “Common Shares”) of the Corporation.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Prospectus made part of the Registration Statement (the “Prospectus”); (iii) the Corporation’s Amended and Restated Articles of Incorporation; (iv) the Corporation’s Bylaws; (v) the Underwriting Agreement, dated [            ], between the Corporation and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., UBS Securities LLC, Fortis Securities LLC, Legg Mason Wood Walker, Incorporated, Wachovia Capital Markets, LLC, DnB NOR Markets, Inc. and Dahlman Rose & Company LLC (the “Underwriting Agreement”); (vi) resolutions of the meetings of the Board of Directors of the Corporation held                      approving the initial public offering of the Corporation’s common shares and actions relating thereto. I have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, I have relied upon statements or certificates of public officials, directors of the Corporation and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the Republic of the Marshall Islands, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that I deem relevant, I am of the opinion that the common shares of Corporation have been duly authorized and, when issued and delivered against payment therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

I qualify my opinion to the extent that I express no opinion as to any law other than the laws of the Republic of the Marshall Islands, including the statutes and Constitution of the Republic of the Marshall Islands, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Republic of the Marshall Islands.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to me under the headings “Legal Matters” in the Prospectus, without admitting I am an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/S/ DENNIS J. REEDER
Dennis J. Reeder
Reeder & Simpson, P.C.